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                                                                       EXHIBIT 5


                                                               November 22, 1999





ST. JOHN KNITS INTERNATIONAL, INCORPORATED
ST. JOHN KNITS, INC.
ST. JOHN ITALY, INC.
ST. JOHN TRADEMARKS, INC.
ST. JOHN HOME, LLC
c/o St. John Knits International, Incorporated
17422 Derian Avenue
Irvine, California 92614

Ladies and Gentlemen:

               We have acted as special counsel to St. John Knits International,

Incorporated, a Delaware corporation (the "Company"), and to St. John Knits,

Inc., St. John Italy, Inc., St. John Trademarks, Inc., each a California corporation, and St. John Home, LLC, a Delaware limited liability company,

(individually, a "Guarantor" and collectively, the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission

(the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $100,000,000 aggregate principal amount of its

12 1/2% Senior Subordinated Notes due 2009 (the "Exchange


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ST. JOHN KNITS INTERNATIONAL, INCORPORATED
ST. JOHN KNITS, INC.
ST. JOHN ITALY, INC.
ST. JOHN TRADEMARKS, INC.
ST. JOHN HOME, LLC

                                      -2-                      November 22, 1999


Securities") and the issuance by the Guarantors of guarantees (the "Guarantees")

with respect to the Exchange Securities. The Exchange Securities and the

Guarantees thereof will be issued under an Indenture, dated as of July 7, 1999

(the "Indenture"), among the Company, the Guarantors and The Bank of New York,

as Trustee. The Exchange Securities will be offered by the Company in exchange for $100,000,000 aggregate principal amount of its outstanding 12 1/2% Senior

Subordinated Notes due 2009 (the "Securities").

               We have examined the Registration Statement and the Indenture,

which has been filed with the Commission as an exhibit to the Registration

Statement. We have also examined the originals, duplicates or certified or conformed copies, of such corporate records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the

Guarantors.

               In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We


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ST. JOHN KNITS INTERNATIONAL, INCORPORATED
ST. JOHN KNITS, INC.
ST. JOHN ITALY, INC.
ST. JOHN TRADEMARKS, INC.
ST. JOHN HOME, LLC

                                      -3-                      November 22, 1999


have also assumed that the Indenture is the valid and legally binding obligation of the Trustee. We have assumed further that (1) St. John Knits, Inc., St. John

Italy, Inc. and St. John Trademarks, Inc. have duly authorized, executed and delivered the Indenture and (2) execution, delivery and performance by St. John

Knits, Inc., St. John Italy, Inc. and St. John Trademarks, Inc. of the Indenture

and the Guarantees do not and will not violate the laws of California or any other applicable laws (excepting the laws of the State of New York and the

Federal laws of the United States).

               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

               1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

               2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantee of St. John Home, LLC has been duly issued, the Guarantee of St. John Home, LLC will constitute a valid and legally binding obligation of St. John Home, LLC, enforceable against St. John Home, LLC in accordance with its terms.

               Our opinions set forth above are subject to the effects of (1)

bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting


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ST. JOHN KNITS INTERNATIONAL, INCORPORATED
ST. JOHN KNITS, INC.
ST. JOHN ITALY, INC.
ST. JOHN TRADEMARKS, INC.
ST. JOHN HOME, LLC

                                      -4-                      November 22, 1999


creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of

New York, the Federal law of the United States, the Delaware General Corporation

Law and the Delaware Limited Liability Company Act.

               We hereby consent to the filing of this opinion letter as Exhibit

5 to the Registration Statement and to the use of our name under the caption

"Legal Matters" in the Prospectus included in the Registration Statement.


                                                 Very truly yours,

                                                 /s/ SIMPSON THACHER & BARTLETT
                                                 ------------------------------

                                                 SIMPSON THACHER & BARTLETT